Exhibit 5.1

May 6, 2022

Cryptyde, Inc.

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695

Ladies and Gentlemen:

We have acted as counsel to Cryptyde, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to a total of 10,533,333 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Registration Statement (as defined below) relates to 3,333,333 shares (the “January 2022 Warrant Shares”) issuable upon the exercise of warrants (the “January 2022 Warrants”), an additional 3,333,333 January 2022 Warrant Shares potentially issuable upon exercise of the January 2022 Warrants, subject to certain conditions, 3,333,333 shares of Common Stock (the “January 2022 Note Shares”) issuable upon the conversion of certain notes (the “January 2022 Notes”), all of which are being issued pursuant to that certain Securities Purchase Agreement dated January 26, 2022 (the “Securities Purchase Agreement”) by and among the Company and Hudson Bay Master Fund Ltd., and 533,334 shares of Common Stock (the “Palladium Shares”) issuable upon the exercise of warrants (the “January 2022 Palladium Warrants”) that were issued to Palladium Capital Group, LLC (“Palladium”) as part of Palladium’s compensation for serving as exclusive placement agent in connection with the sale of securities under the Securities Purchase Agreement.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinion set out below, including (i) the registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof; (ii) the prospectus included in the Registration Statement; (iii) the Securities Purchase Agreement and all agreements contemplated therein; (iv) the Certificate of Incorporation of the Company and the Bylaws of the Company, each as amended to date; (v) that certain joint consent of the Board of Directors of the Company and the sole stockholder of the Company dated January 25, 2022, related to approval of the Securities Purchase Agreement, all agreements contemplated therein, and related matters; (vi) the consent of the Board of Directors of the Company dated May 6, 2022, related to the approval of the January 2022 Palladium Warrants; (vii) the January 2022 Warrants; (viii) the January 2022 Notes; (ix) the January 2022 Palladium Warrants; and (x) the Company’s records and documents, certificates of representatives of the Company and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

Haynes and Boone, LLP	2323 Victory Avenue | Suite 700 | Dallas, TX 75219 T: 214.651.5000 | haynesboone.com

Cryptyde, Inc.

May 6, 2022

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The 3,333,333 January Warrant Shares to be issued upon the exercise of the January 2022 Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the January 2022 Warrants, will be validly issued, fully paid and non-assessable.

2. The additional 3,333,333 January Warrant Shares to potentially be issued upon the exercise of the January 2022 Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the January 2022 Warrants, will be validly issued, fully paid and non-assessable.

3. The 3,333,333 January 2022 Note Shares to be issued upon the conversion of the January 2022 Notes have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the January 2022 Notes in accordance with the terms of the January 2022 Notes, will be validly issued, fully paid and non-assessable.

4. The 533,334 Palladium Shares to be issued upon the exercise of the January 2022 Palladium Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the January 2022 Palladium Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”).

We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law or as to the effect of any such other laws on the opinion herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP